UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2015

TRINET GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36373	95-3359658
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 San Leandro Blvd., Suite 400 San Leandro, CA		94577
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 352-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2015, in connection with Gregory L. Hammond’s retirement as Executive Vice President and Chief Legal Officer of TriNet Group, Inc. (the “Company”), as previously disclosed in the Company’s Current Reports on Form 8-K dated May 20, 2015 and June 15, 2015, the Company entered into a letter agreement with Mr. Hammond pursuant to which he will provide advisory services to the Company from June 22, 2015 until December 31, 2015. Pursuant to the letter agreement, Mr. Hammond will receive a monthly base salary of $2,500 starting on July 1, 2015, and all of his outstanding stock option awards will continue to vest in accordance with their terms while he is employed by the Company. Mr. Hammond will not receive any compensation or other benefits pursuant to his previous employment agreement, which was terminated in connection with his retirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TriNet Group, Inc.

Date: June 26, 2015	By:	/s/ Brady Mickelsen
Brady Mickelsen
Senior Vice President and Chief Legal Officer